EXHIBIT 4.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

LOOP INDUSTRIES, INC.

CONVERTIBLE PROMISSORY NOTE

$[_______________]	[DATE]

FOR VALUE RECEIVED, Loop Industries, Inc., a Nevada corporation (the “Company”) promises to pay to [____________________], or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of [__________] Dollars ($[_________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [TWELVE MONTHS FROM THE DATE OF ISSUANCE] (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity and to be paid, at the option of the Investor, in cash or in shares of Common Stock (as defined below).

(b) Voluntary Prepayment. This Note shall not be prepaid unless the holders of the Notes holding a majority of the interest of the Notes issued pursuant to purchase agreements in the same form and of the same terms of the Purchase Agreement and entered into on or around the date hereof have agreed in writing to such prepayment.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000); or

(e) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(g) Judgments. A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

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3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Investor, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Conversion.

(a) Automatic Conversion. Upon the Maturity Date, the outstanding principal amount of this Note shall automatically convert into fully paid and nonassessable shares of the common stock of the Company (“Common Stock”) at the Conversion Price. The total number of shares of Common Stock to be issued upon automatic conversion of the outstanding principal amount of this Note pursuant to this Section 4(a) shall equal (x) the outstanding principal amount of this Note, divided by (y) the Conversion Price. Upon the Maturity Date, where Investor elects payment of accrued and unpaid interest on this Note in Common Stock, the price per share shall be equal to the trading price of the Common Stock on the NASDAQ exchange at the close of the market on the date immediately preceding the Maturity Date.

(b) Conversion Procedure.

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the date on which such conversion is expected to occur, a request for election on the method of payment of all accrued and unpaid interest (cash or Common Stock), and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. If no election is made by the Investor with respect to the payment of accrued and unpaid interest on the Note within five (5) business days of the above notification by the Company, the Investor shall be deemed to have elected payment in Common Stock.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

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(iii) Anti-dilution Protection.

(1) Notwithstanding anything herein, in the Transaction Documents to the contrary, any equity securities into which the Notes may be converted as described above under Sections 4(a) and 4(b) will be entitled to anti-dilution protection in the event the Company issues, in a private sale or offering, shares of Common Stock or any securities of the Company that would entitle the purchaser thereof to acquire Common Stock for consideration per share less than the Conversion Price (the “New Issuance Price”) within 180 days following the date hereof, the Investor will be entitled to additional shares of Common Stock equal to the quotient of (a) the outstanding principal amount of this Note at the time of such issuance divided by (b) the New Issuance Price.

(2) For the avoidance of doubt, the public trading price of the Company’s Common Stock on the NASDAQ exchange or the price of any shares of Common Stock purchased or sold, by the Company or otherwise, on a public exchange shall not, in any way, trigger this anti-dilution protection pursuant to this Section 4(b)(iii). Further, this Section 4(b)(iii) shall not be triggered by shares of Common Stock issued by reason of a dividend, stock split, split-up; shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; shares of Common Stock actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities or warrants; shares of Common Stock, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company; shares of Common Stock, options or convertible securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company; shares of Common Stock, options or convertible securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company; shares of Common Stock, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

(c) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

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(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Conversion Price” shall mean a price per share equal to $8.10 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

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“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investor party thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Note, the Purchase Agreement and the Warrant.

“Warrant” shall mean the warrant issued to Investor under the Purchase Agreement.

6. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

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(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(iv) Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2), (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

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(f) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state

(h) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(i) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(j) Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W‑9 or appropriate version of IRS Form W‑8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(Signature Page Follows)

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The Company has caused this Note to be issued as of the date first written above.

LOOP INDUSTRIES, INC.
a Nevada corporation

By:
Name:
Title:

[[INVESTOR]

By:
Name:
Title:

[OR]

[[INVESTOR] By: [______________], its [Manager]

By:
Name:
Title:

[OR]

[INVESTOR]